Exhibit 10.5

CONSENT, ACKNOWLEDGMENT AND FIRST AMENDMENT

TO CONVERTIBLE PROMISSORY NOTE

This Consent, Acknowledgment and First Amendment to Convertible Promissory Note (this “Amendment”) is made and entered into as of July 21, 2026 (the “Effective Date”), by and between Polar Power, Inc., a Delaware corporation (the “Company” or the “Maker”), and Mayers Ventures LLC, a Nevada limited liability company (together with its registered assigns, the “Holder”). The Company and the Holder are referred to herein individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, the Company issued to the Holder that certain Convertible Promissory Note, dated June 30, 2026, in the original principal amount of $275,000.00 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, the Company intends to establish and enter into an equity line of credit facility arranged by Roth Capital Partners, LLC, pursuant to a common stock purchase agreement between the Company and the investor party thereto, together with any related purchase agreement, sales agreement, registration statement, prospectus supplement, and other documentation entered into in connection therewith (collectively, the “Roth ELOC”);

WHEREAS, Section 4.9 of the Note provides that the Holder shall have the right to designate one (1) individual for appointment or election to the Board of Directors (or other governing body) of the Company (the “Holder Designee”), and Section 3.1(b) of the Note provides that failure to observe or perform any material covenant, condition or agreement contained in the Note shall be considered an Event of Default;

WHEREAS, Section 5.1(e) of the Note expressly provides that the Maker shall not enter into any Prohibited Transactions;

WHEREAS, Section 5.1(f)(C) of the Note expressly provides that the negative covenants set forth in Section 5.1(f) shall not restrict the establishment, entry into, maintenance of, or sales pursuant to an equity line of credit (ELOC), at-the-market offering program (ATM), or any similar equity distribution or equity purchase facility, including any related documentation, none of which shall require the prior written consent of the Holder;

WHEREAS, the Parties desire to amend the Note as set forth herein, in accordance with Section 6.7 of the Note, which permits amendment by a written instrument signed by the Company and the Holder.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Note.

2. Consent and Acknowledgment. Subject to the following terms fulfilled, the Holder hereby consents to, and acknowledges and agrees to allow the Maker to enter into, maintenance of, and sales of the Roth ELOC. To the extent any consent or waiver of the Holder is or may be required under the Note in connection with the Roth ELOC, the Holder hereby grants such consent and waiver.

3. Amendment to Definition of “Prohibited Transactions”. The definition of “Prohibited Transactions” set forth in Section 6.12(p) of the Note is hereby amended and restated in its entirety to read as follows:

“Prohibited Transactions” means any issuance or agreement or announcement to issue any equity or equity-linked security (i) at a price that varies or may vary with the market price of the Common Stock, (ii) under an equity line, at-the-market or similar variable-priced facility, or (iii) at an effective price below the Conversion Price then in effect, in each case while this Note is outstanding; provided, however, that, notwithstanding the foregoing, “Prohibited Transactions” shall not include, and shall be deemed never to have included, the establishment, entry into, maintenance of, or sales pursuant to an equity line of credit (ELOC), at-the-market offering program (ATM), or any similar equity distribution or equity purchase facility, including any related purchase agreement, sales agreement, registration statement, prospectus supplement, or other documentation.

4. Amendment to Section 5.1(e). Section 5.1(e) of the Note is hereby amended and restated in its entirety to read as follows:

(e) Prohibited Transactions. The Maker hereby covenants and agrees not to enter into any Prohibited Transactions for so long as this Note remains outstanding; provided, that this Section 5.1(e) shall not restrict, and the Maker shall be permitted to undertake without the prior written consent of the Holder, the establishment, entry into, maintenance of, or sales pursuant to an equity line of credit (ELOC), at-the-market offering program (ATM), or any similar equity distribution or equity purchase facility, including any related purchase agreement, sales agreement, registration statement, prospectus supplement, or other documentation.

4A. In consideration of the Holder’s consent to amend the Note, the Parties agree that: (a) the Holder’s right to designate and appoint a member of the Maker’s board of directors shall continue for so long as any principal amount of this Note remains outstanding and shall automatically terminate upon repayment of the Note in full, consistent with Section 4.9 of the Note; (b) the Holder shall have the right to require that the Maker apply no less than ten percent (10%) of the proceeds received under the ELOC to repayment of this Note, if the Holder so chooses. In addition, the Parties acknowledge and confirm that the Maker is obligated to issue to the Holder, for no additional consideration, a warrant to purchase 83,841 shares of Common Stock pursuant to Section 2.2 of the Securities Purchase Agreement, dated as of July 21, 2026, on the same terms and conditions as the warrant issued to LU2 Holdings LLC thereunder, and such warrant is being issued in satisfaction of that obligation and not as consideration for the consent set forth in this Amendment. Notwithstanding the foregoing, the Board designee to be appointed by the Company pursuant to this Section 4A shall be appointed by the Company to the Board of Directors and shall serve as a director of the Company for a period of not less than one year following such appointment, and in all events until the Company’s 2027 annual meeting of stockholders (or such earlier date as required by applicable law or the Company’s organizational documents).

5. Ratification; No Other Amendment. Except as expressly amended by this Amendment, the Note remains in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Note except as expressly set forth herein, and shall not be construed as a consent to, or waiver of, any future transaction other than as expressly provided herein. On and after the Effective Date, each reference in the Note to “this Note,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Note as amended by this Amendment.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. The provisions of Sections 6.9 (Jurisdiction; Venue) and 6.11 (Maker Waivers, including the waiver of trial by jury) of the Note are incorporated herein by reference, mutatis mutandis, as if set forth herein in full.

7. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, electronic mail (including .pdf) or other electronic transmission (including any electronic signature complying with applicable law) shall be effective as delivery of a manually executed counterpart hereof.

8. Entire Agreement. This Amendment, together with the Note and the other Transaction Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, whether written or oral, with respect thereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the Effective Date.

COMPANY / MAKER:

POLAR POWER, INC.

By:	/s/ Arthur Sams
Name:	Arthur Sams
Title:	Chief Executive Officer

HOLDER:

MAYERS VENTURES LLC

By:	/s/ Ram naim
Name:	Ram naim
Title:	CEO